   As filed with the Securities and Exchange Commission on September 2, 1997

                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                             BLACK BOX CORPORATION

           DELAWARE                                       95-3086563
  (State or jurisdiction of                            (I.R.S. Employer
Incorporation or organization)                       Identification No.)

                                1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                    (Address of principal executive offices)

                  -------------------------------------------

                             BLACK BOX CORPORATION
                        1992 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                  -------------------------------------------

 ANNA M. BAIRD, CHIEF FINANCIAL OFFICER              COPIES OF COMMUNICATIONS TO:
         BLACK BOX CORPORATION                          Ronald Basso, Esquire
            1000 PARK DRIVE                  Buchanan Ingersoll Professional Corporation
      LAWRENCE, PENNSYLVANIA 15055                        One Oxford Centre
(Name and address of agent for service)              301 Grant Street, 20th Floor
              412-873-6788                            Pittsburgh, PA 15219-1410
(Telephone number of agent for service)                      412-562-8800

                  -------------------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED
                                                          MAXIMUM          PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
            REGISTERED                 REGISTERED        PER SHARE               PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
           Common Stock
         (par value $.001                  20,000        $24.75(1)            $  495,000.00(1)         $ 150(1)
             per share)
                                     --------------------------------------------------------------------------------
                                            8,335        $21.44(1)            $  178,702.40(1)         $  55(1)
                                     --------------------------------------------------------------------------------
                                           21,665        $35.375(2)           $  766,399.38(2)         $ 233(2)
---------------------------------------------------------------------------------------------------------------------
TOTAL                                      50,000          -----              $1,440,101.78            $ 438
---------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(h), such price is the price at which the options with respect to such shares may be exercised.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Common Stock as quoted on the NASDAQ National Market on August 28, 1997, as reported in The Wall Street Journal, Midwest Edition, on August 29, 1997.

           INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

         Black Box Corporation, formerly known as MB Communications, Inc. (the "Corporation"), hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statement, File No. 33-75252, relating to the Corporation's 1992 Director Stock Option Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 11th day of August, 1997.

                                                     BLACK BOX CORPORATION

                                                     By: /s/ Frederick C. Young
                                                        ------------------------
                                                         Frederick C. Young
                                                           President and
                                                       Chief Operating Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jeffery M. Boetticher and Frederick C. Young, and each of them, such person's true and lawful attorney's-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 11, 1997.

         Signature                                   Capacity
         ---------                                   --------
         /s/ William F. Andrews                      Director
-------------------------------------------
              William F. Andrews

        /s/ Michael E. Barker                        Director
-------------------------------------------
              Michael E. Barker

         /s/ Jeffery M. Boetticher                   Chairman of the Board
-------------------------------------------              and Chief Executive Officer
              Jeffery M. Boetticher

          /s/ William R. Newlin                      Director
------------------------------------------
              William R. Newlin

          /s/ William Norred                         Director
------------------------------------------
              William Norred

          /s/ Brian D. Young                         Director
------------------------------------------
              Brian D. Young

          /s/ Frederick C. Young                     Director, President and Chief Operating Officer
------------------------------------------
              Frederick C. Young

          /s/ Anna M. Baird                          Vice President, Chief Financial Officer and
------------------------------------------               principal accounting officer
              Anna M. Baird

                                 EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------
    5.01           Opinion of Buchanan Ingersoll Professional Corporation

   23.01           Consent of Independent Public Accountant

   23.02           Consent of Buchanan Ingersoll Professional Corporation
                   (contained in opinion filed as Exhibit 5.01)